[IDENTIX LOGO]

FOR RELEASE DECEMBER 4, 2001 at 9:05 AM EDT
Contact:       FOR IDENTIX INVESTORS:
               Damon Wright
               Director of Investor Relations
               and Public Relations
               (408) 335-1400
               dwright@identix.com


               IDENTIX ANNOUNCES $51.7 MILLION PRIVATE PLACEMENT
                  OF COMMON STOCK WITH INSTITUTIONAL INVESTORS

LOS GATOS, CALIF. (DECEMBER 4, 2001) . . . Identix Incorporated (Nasdaq; IDNX), the worldwide leader in providing biometric authentication, security and identification solutions, announced today that it has entered into definitive purchase agreements to raise gross proceeds of $51.7 million in a private placement of 7.39 million shares of common stock, at a purchase price of $7.00 per share, to both new and existing institutional investors. The Company intends to file with the Securities and Exchange Commission a resale registration statement on Form S-3 relating to the privately placed shares. The closing of the transaction is expected to occur shortly after the SEC informs the Company of its willingness to declare the registration statement effective.

The securities sold in this private placement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Identix Incorporated securities under the resale registration statement will be made only by means of a prospectus.

ABOUT IDENTIX

Indetix Incorporated, www.Identix.com, is a leader in designing, developing, manufacturing and marketing products for the capture and/or comparison of fingerprints for security, anti-fraud, law enforcement, physical access and other applications. Identix designs and develops proprietary, cost-effective, security products and solutions for personal identification and verification. Through jtrust, Identix offers an array of Internet and wireless Web secure transaction processing services, and provide a wide range of applications to markets that include corporate enterprise security, Intranet, extranet and Internet, wireless Web access and security, E-commerce, government and law enforcement agencies. Identix' partners include Motorola, Compaq, Toshiba, VeriSign, Key Tronic, SCM Microsystems, Cherry and Unisys.


The statements in this release that relate to future plans, events or performance are forward-looking statements that reflect the Company's current expectations, assumptions and estimates of future.

performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company cautions investors that any forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such forward looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: development of the marketplace for biometrics solutions; demand for the Company's products and services; the ability of the Company's alliances to succeed and in particular, the ability of the Company to complete product development, successfully manufacture its products in volume and broadly disseminate the Company's products; increasing levels of competition in the space for wired and wireless web security services; the perceived need for secure communications and commerce in such markets; and other risks as identified in the Company's SEC filings. The Company disclaims any intention or obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect the occurrence of unanticipated events.

                                     # # #